Exhibit 99.2

                       IEC ELECTRONICS CORP - CONSOLIDATED
                                  BALANCE SHEET
                          JUN 29, 2007 AND SEP 30, 2006

                                             JUN 29, 2007   SEP 30, 2006
ASSETS

CURRENT ASSETS
  Cash                                                 0              0
  Accounts Receivable                          6,537,511      4.940.755
  Inventories                                  3,373,178      5,114.077
  Deferred Income Taxes                          400,000        250,000
  Other Current Assets                            56,197        124,271
                                             -----------    -----------
    Total Current Assets                      10,366,886     10,429,103
                                             -----------    -----------

  PROPERTY, PLANT & EQUIPMENT                  1,549,720      1,259,729
  PREPAID DEBT ACQUISITION                        19,232         28,889
                                             -----------    -----------
                                              11,935,838     11,717,721
                                             ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilities     1,363,560      3,764,993
  Accounts Payable                             5,137,339      3,852,585
  Accrued Payroll and Related Taxes              692,867        265,450
  Other Accrued Expenses                         441,654        344,125
                                             -----------    -----------
    Total Current Liabilities                  7,635,420      8,227,153
                                             -----------    -----------

LONG TERM VENDOR PAYABLE                           6,066         13,865
LONG TERM DEBT - TERM                            497,500        385,000
                                             -----------    -----------
LONG TERM DEBT - TOTAL                           503,566        398,865

SHAREHOLDER'S EQUITY
   Authorized - 50,000,000 shares
   Outstanding - 8,604,922 shares
  Common stock, par value $.01 per share          86,049         84,031
  Treasury Stock                                (223,253)      (223,253)
  Additional Paid-in Capital                  38,724,917     38,601,010
  Retained Earnings                          (34,790,861)   (35,370,085)
                                             -----------    -----------
    Total Shareholders' Equity                 3,796,852      3,091,703
                                             -----------    -----------

                                              11,935,838     11,717,721
                                             ===========    ===========

                       IEC ELECTRONICS CORP - CONSOLIDATED
                               STATEMENT OF INCOME
               FOR QUARTER END & YTD JUN 29, 2007 AND JUN 30, 2006

                                         ACTUAL         PRIOR          ACTUAL           PRIOR
                                         QUARTER       QUARTER           YTD             YTD
                                      JUN 29, 2007   JUN 30, 2006    JUN 29, 2007   JUN 30, 2006

Sales                                  11,164,588      5,378,752     31,309,210     14,565,618
Cost of Sales                           9,849,263      4,623,240     28,256,406     12,860,441
                                      -----------    -----------    -----------    -----------
Gross Profit                            1,315,325        755,512      3,052,804      1,705,177

Less: Operating Expenses
  Selling & G&A                           821,151        556,975      2,211,981      1,555,220
  Restructuring                                 0              0              0              0
                                      -----------    -----------    -----------    -----------
Total Operating Expenses                  821,151        556,975      2,211,981      1,555,220
                                      -----------    -----------    -----------    -----------

Operating Profit                          494,174        198,537        840,823        149,957


Interest and Financing Expense            (91,598)      (106,056)      (350,176)      (276,930)
Profit (Loss) on Sale of Assets                 0        (13.377)       (33,440)       (10,467)
Other Income (Expense)                          0              0        (24,983)           221
                                      -----------    -----------    -----------    -----------
Net Income before Income Taxes            402,576         79,104        432,224       (137,219)


  Provision for Income Tax               (150,000)             0       (147,000)             0
                                      -----------    -----------    -----------    -----------

Income from Discontinued Operations             0              0              0              0
                                      -----------    -----------    -----------    -----------
Net Income                                552,576         79,104        579,224       (137,219)
                                      ===========    ===========    ===========    ===========